Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER AND YEAR ENDED DECEMBER 31, 2012

ANGLETON, TX, FEBRUARY 4, 2013 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the fourth quarter and year which ended December 31, 2012.

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Net sales (in millions)	$634	$611	$559
Net income (in millions)	$18	$19	$3
Net income – non-GAAP (in millions)	$18	$18	$10
Diluted EPS	$0.33	$0.34	$0.05
Diluted EPS – non-GAAP	$0.33	$0.31	$0.17
Operating margin (%)	3.9%	4.1%	-%
Operating margin – non-GAAP (%)	3.7%	3.7%	1.2%

	Year Ended
	December 31,
	2012	2011
Net sales (in millions)	$2,468	$2,253
Net income (in millions)	$57	$52
Net income – non-GAAP (in millions)	$68	$60
Diluted EPS	$1.00	$0.87
Diluted EPS - non-GAAP	$1.21	$1.00
Operating margin (%)	3.1%	1.8%
Operating margin – non-GAAP (%)	3.5%	2.2%

“Our results for the fourth quarter and full year 2012 finished a very successful year for Benchmark,” said Gayla J. Delly, the Company’s President and CEO. “Our teams executed well in a weak environment, delivering strong revenue and earnings growth and solid cash flow generation. We are well-prepared to meet the macroeconomic challenges in 2013 as we continue to focus on operational excellence and cost-effective solutions for our customers.”

Fourth Quarter 2012 Highlights

•	Revenue of $634 million increased 4% from Q3 of 2012 and increased 13% from Q4 of 2011.
•	Non-GAAP diluted earnings per share of $0.33 increased 6% from Q3 of 2012 and 94% from Q4 of 2011.
•	Operating margin for the fourth quarter was 3.7% excluding restructuring and Thailand flood related charges.
•	Thailand flood related charges included $3 million of insurance recoveries in excess of previously recognized inventory and property, plant and equipment losses offset by costs directly attributable to the Thailand flood. Thailand flood insurance recoveries included $1 million for property, plant and equipment losses and $2 million for inventory losses. The claims and recovery process with our insurance carriers is ongoing.
•	Cash flows provided by operating activities for Q4 2012 were approximately $77 million, including $2 million of Thailand flood insurance recoveries for inventory losses.

•	Cash and long-term investments balance was $395 million at December 31, 2012. Long-term investments consist of $10 million of auction rate securities.
•	Accounts receivable was $459 million at December 31, 2012; calculated days sales outstanding were 65 days compared to 67 days at September 30, 2012 and 69 days at December 31, 2011.
•	Inventory was $324 million at December 31, 2012; inventory turns were 7.3 times compared to 6.0 at September 30, 2012 and 5.4 at December 31, 2011.
•	Repurchases of common shares for the fourth quarter totaled $16 million or 1 million shares.

Fourth Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011.

	December 31,	September 30,	December 31,
	2012	2012	2011
Computers and related products for business enterprises	33%	30%	34%
Industrial control equipment	27	27	29
Telecommunication equipment	25	28	20
Medical devices	10	10	9
Testing and instrumentation products	5	5	8
	100%	100%	100%

First Quarter 2013 Outlook

•	A strong pull-through of orders in the fourth quarter of 2012 to support customer requirements has contributed to a reduced revenue outlook in the first quarter of 2013.
•	Revenue between $530 and $560 million.
•	Diluted earnings per share between $0.17 and $0.21 (excluding restructuring and Thailand flood related items).

Ms. Delly continued: “We believe the increased orders in the fourth quarter contribute to our softer revenue expectations for the first quarter. However, with robust recent bookings, we anticipate rebounding our revenue in 2013 despite the current market headwinds.”

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statements “we are well-prepared to meet the macroeconomic challenges in 2013 as we continue to focus on operational excellence and cost-effective solutions for our customers” and “we anticipate rebounding our revenue in 2013 despite the current market headwinds”, our sales and diluted earnings per share (excluding special items) guidance for the first quarter of 2013, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2011, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Income (loss) from operations (GAAP)	$24,584	$(270)	$75,559	$41,293
Restructuring charges	1,427	3,890	2,200	4,515
Thailand flood related charges, net of insurance	(2,770)	3,362	9,028	3,362
Non-GAAP income from operations	$23,241	$6,982	$86,787	$49,170

Net income (GAAP)	$18,115	$2,878	$56,607	$51,959
Restructuring charges, net of tax	1,249	3,840	1,833	4,442
Thailand flood related charges, net of insurance and tax	(1,319)	3,202	9,862	3,202
Non-GAAP net income	$18,045	$9,920	$68,302	$59,603

Earnings per share: (GAAP)
Basic	$0.33	$0.05	$1.01	$0.88
Diluted	$0.33	$0.05	$1.00	$0.87

Earnings per share: (Non-GAAP)
Basic	$0.33	$0.17	$1.21	$1.01
Diluted	$0.33	$0.17	$1.21	$1.00

Weighted-average number of shares used in calculating earnings per share:
Basic	55,038	57,488	56,320	59,284
Diluted	55,256	57,720	56,634	59,773

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Sales	$633,933	$559,086	$2,468,150	$2,253,030
Cost of sales	588,474	530,261	2,291,412	2,114,195
Gross profit	45,459	28,825	176,738	138,835
Selling, general and administrative expenses	22,218	21,843	89,951	89,665
Restructuring charges	1,427	3,890	2,200	4,515
Thailand flood related charges, net of insurance	(2,770)	3,362	9,028	3,362
Income (loss) from operations	24,584	(270)	75,559	41,293
Interest expense	(490)	(330)	(1,580)	(1,327)
Interest income	371	475	1,306	1,768
Other income (expense)	58	(696)	154	(602)
Income (loss) before income taxes	24,523	(821)	75,439	41,132
Income tax expense (benefit)	6,408	(3,699)	18,832	(10,827)
Net income	$18,115	$2,878	$56,607	$51,959

Earnings per share:
Basic	$0.33	$0.05	$1.01	$0.88
Diluted	$0.33	$0.05	$1.00	$0.87

Weighted-average number of shares used in calculating earnings per share:
Basic	55,038	57,488	56,320	59,284
Diluted	55,256	57,720	56,634	59,773

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2012

(in thousands, except par value)

(UNAUDITED)

Assets
Current assets:
Cash and cash equivalents	$384,579
Accounts receivable, net	459,081
Inventories, net	324,041
Other current assets	46,490
Total current assets	1,214,191
Long-term investments	10,324
Property, plant and equipment, net	176,104
Goodwill, net	37,912
Other, net	62,946
Total assets	$1,501,477

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$497
Accounts payable	260,622
Accrued liabilities	69,396
Total current liabilities	330,515
Capital lease obligations, less current installments	10,103
Other long-term liabilities	21,334
Shareholders’ equity	1,139,525
Total liabilities and shareholders' equity	$1,501,477